Exhibit 99.1

Dime Community Bancshares, Inc. Reports Third Quarter 2023 Results

Growth in New Commercial Customers Leads to Average Deposits Increasing By $128 Million on a Linked Quarter Basis

Capital Ratios Continue to Grow and Asset Quality Remains Stable

Hauppauge, NY, October 19, 2023 (GLOBE NEWSWIRE) -- Dime Community Bancshares, Inc. (NASDAQ: DCOM) (the “Company” or “Dime”), the parent company of Dime Community Bank (the “Bank”), today reported net income available to common stockholders of $13.2 million for the quarter ended September 30, 2023, or $0.34 per diluted common share, compared to net income available to common stockholders of $25.7 million for the quarter ended June 30, 2023, or $0.66 per diluted common share, and net income available to common stockholders of $37.7 million for the quarter ended September 30, 2022, or $0.98 per diluted common share.

Third quarter 2023 results include $8.9 million of aggregate pre-tax adjustments related to severance from the previously disclosed Chief Executive Officer succession and loss on equity securities. Excluding these items, adjusted net income available to common stockholders (non-GAAP) totaled $21.9 million for the quarter ended September 30, 2023, or $0.56 per diluted share (see “Non-GAAP Reconciliation” tables at the end of this news release).

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Our third quarter results were characterized by good overall deposit growth, a stabilization in our non-interest-bearing deposit base and a continued reduction in the pace of net interest margin compression. Given our unique customer-focused platform, we continue to attract quality talent as evidenced by the addition of a senior healthcare banker in the third quarter. In light of the overall environment, we continue to manage expenses prudently and continue to fortify our balance sheet by building capital. I am incredibly proud of our employees for their tremendous contributions towards serving our customers; as a result of their efforts, we continue to be the premier community-based business bank on Greater Long Island.”

Highlights for the Third Quarter of 2023 Included:

●	Average total deposits were $10.66 billion for the third quarter of 2023 compared to $10.54 billion for the second quarter of 2023;
●	Non-insured deposits (excluding deposits with pass through insurance and collateralized deposits) represented only 29% of total deposits at the end of the third quarter;
●	The ratio of average non-interest-bearing deposits to average total deposits for the third quarter and the second quarter of 2023 was 29%;
●	Total net loans held for investment of $10.78 billion, remained stable on a linked quarter basis;
●	The pace of Net Interest Margin (“NIM”) compression continued to slow in the third quarter; on a linked quarter basis, the NIM declined by 16 basis points in the third quarter of 2023 compared to 24 basis points for the second quarter of 2023 and 41 basis points for the first quarter of 2023;
●	Expenses remained well-controlled; excluding the impact of severance, non-interest expenses was $51.0 million for the third quarter of 2023, compared to $51.7 million for the second quarter of 2023;
●	Credit quality continues to be stable with non-performing assets and loans 90 days past due and accruing declining by 16% versus the linked quarter and representing only 0.17% of total assets as of September 30, 2023; and
●	The Company’s Tier 1 Risk Based Capital Ratio of 10.76% was 26 basis points higher than the prior quarter.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the third quarter of 2023 was $76.5 million compared to $80.2 million for the second quarter of 2023 and $100.4 million for the third quarter of 2022.

The table below provides a reconciliation of the reported net interest margin (“NIM”) and adjusted NIM excluding the impact of purchase accounting accretion on the loan portfolio.

(Dollars in thousands)	Q3 2023	Q2 2023	Q3 2022
Net interest income	$76,479	$80,219	$100,438
Purchase accounting amortization (accretion) on loans ("PAA")	186	58	(57)
Adjusted net interest income excluding PAA on loans (non-GAAP)	$76,665	$80,277	$100,381

Average interest-earning assets	$12,984,061	$12,888,522	$11,782,361

NIM (1)	2.34%	2.50%	3.38%
Adjusted NIM excluding PAA on loans (non-GAAP) (2)	2.34%	2.50%	3.38%

(1)	NIM represents net interest income divided by average interest-earning assets.
(2)	Adjusted NIM excluding PAA on loans represents adjusted net interest income, which excludes net interest income on PAA loans divided by average interest-earning assets.

Loan Portfolio

The ending weighted average rate (“WAR”) (1) on the total loan portfolio was 5.20% at September 30, 2023, an 8 basis point increase compared to the ending WAR of 5.12% on the total loan portfolio at June 30, 2023.

Outlined below are loan balances and WARs for the period ended as indicated.

	September 30, 2023		June 30, 2023		September 30, 2022
(Dollars in thousands)	Balance	WAR	Balance	WAR	Balance	WAR
Loans held for investment balances at period end:
Business loans (2)	$2,271,768	6.72%	$2,250,108	6.56%	$2,002,568	5.24%
One-to-four family residential, including condominium and cooperative apartment	892,869	4.39	855,980	4.17	722,081	3.77
Multifamily residential and residential mixed-use (3)(4)	4,102,024	4.45	4,132,358	4.38	3,968,244	3.83
Non-owner-occupied commercial real estate	3,374,281	5.09	3,406,232	5.04	3,174,102	4.33
Acquisition, development, and construction	203,402	8.92	225,580	8.99	241,019	6.75
Other loans	6,267	6.28	6,157	6.74	8,927	7.29
Loans held for investment	$10,850,611	5.20%	$10,876,415	5.12%	$10,116,941	4.33%

(1)    Weighted average rate is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and Small Business Administration Paycheck Protection Program (“PPP”) loans.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations, for the quarter ended as indicated.

(Dollars in millions)	Q3 2023	Q2 2023	Q3 2022
Loan originations	$153.4	$296.6	$800.9

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at September 30, 2023 were $10.64 billion, compared to $10.53 billion at June 30, 2023 and $10.25 billion at December 31, 2022. CEO Lubow commented, “During the third quarter we had good growth in business deposits driven by the deposit group hires we made in the second quarter. Given the growth in business deposits, we were able to pay down approximately $80 million of retail brokered deposits in the third quarter. Excluding brokered deposits, deposits increased approximately $200 million on a linked quarter basis.”

Total Federal Home Loan Bank advances were $1.12 billion at September 30, 2023 compared to $1.45 billion at June 30, 2023. Mr. Lubow stated, “During the third quarter we proactively paid down our Federal Home Loan Bank advance portfolio and we remain focused on operating a core deposit-funded institution.”

Non-Interest Income

Non-interest income was $7.9 million during the third quarter of 2023, $10.4 million during the second quarter of 2023, and $9.4 million during the third quarter of 2022. Included in non-interest income for the second quarter of 2023 was income related to mortality proceeds from a death claim of $645 thousand. Included in non-interest income during the third quarter of 2022 was a $1.4 million gain on the sale of a branch property.

Non-Interest Expense

Total non-interest expense was $59.5 million during the third quarter of 2023, $52.2 million during the second quarter of 2023, and $48.3 million during the third quarter of 2022. Excluding the impact of severance expense, loss on extinguishment of debt, and amortization of other intangible assets, adjusted non-interest expense was $50.6 million during the third quarter of 2023, $51.4 million during the second quarter of 2023, and $47.9 million during the third quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.73% during the third quarter of 2023, compared to 1.53% during the linked quarter and 1.54% for the third quarter of 2022. Excluding the impact of severance expense, loss on extinguishment of debt, and amortization of other intangible assets, the ratio of adjusted non-interest expense to average assets was 1.48% during the third quarter of 2023, compared to 1.51% during the linked quarter and 1.53% for the third quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 70.5% during the third quarter of 2023, compared to 57.6% during the linked quarter and 44.0% during the third quarter of 2022. Excluding the impact of loss on equity securities, net loss on sale of securities and other assets, severance expense, loss on extinguishment of debt and amortization of other intangible assets the adjusted efficiency ratio was 59.7% during the third quarter of 2023, compared to 56.2% during the linked quarter and 44.2% during the second quarter of 2022 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Income Tax Expense

The reported effective tax rate for the third quarter of 2023 was 35.1% compared to 26.8% for the second quarter of 2023. The increase in tax rate was primarily due to non-deductible severance expense during the period.

Credit Quality

Non-performing loans at September 30, 2023 were $23.3 million, 16% lower than the prior quarter.

A credit loss provision of $1.8 million was recorded during the third quarter of 2023, compared to a credit loss provision of $892 thousand during the second quarter of 2023, and a credit loss provision of $6.6 million during the third quarter of 2022. The credit loss provision in the third quarter of 2023 was primarily associated with increased provisioning for individually analyzed loans.

Capital Management

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of September 30, 2023. All of the Company’s and Bank’s risk-based regulatory capital ratios increased in the third quarter of 2023.

Dividends per common share were $0.25 during the third and second quarters of 2023, respectively.

Book value per common share was $28.03 at September 30, 2023 compared to $27.99 at June 30, 2023.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $23.87 at September 30, 2023 compared to $23.82 at June 30, 2023. Excluding the impact of accumulated other comprehensive loss, the adjusted tangible common book value per share was $26.63 at September 30, 2023 compared to $26.51 at June 30, 2023 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Thursday, October 19, 2023, during which CEO Lubow will discuss the Company’s third quarter 2023 financial performance, with a question-and-answer session to follow.

The conference call will be simultaneously webcast (listen only) and archived for a period of one year at https://events.q4inc.com/attendee/616795871.

Conference Call Details:

Dial-in for Live Call:

United States: 1-833-470-1428

International:+1-929-526-1599

Access code:193919

Telephone Replay:

A recording will be available until Thursday, November 2, 2023.

United States: 1-866-813-9403

International:+44-204-525-0658

Access code: 861279

ABOUT DIME COMMUNITY BANCSHARES, INC.

Dime Community Bancshares, Inc. is the holding company for Dime Community Bank, a New York State-chartered trust company with over $13.7 billion in assets and the number one deposit market share among community banks on Greater Long Island(1).

(1) Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, including conditions caused by the COVID-19 pandemic and any other public health emergency, international conflict, inflation, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled

“Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Financial Officer
718-782-6200 extension 5909

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	September 30,	June 30,	December 31,
	2023	2023	2022
Assets:
Cash and due from banks	$358,824	$452,504	$169,297
Securities available-for-sale, at fair value	869,879	894,856	950,587
Securities held-to-maturity	600,291	603,960	585,798
Loans held for sale	3,924	371	—
Loans held for investment, net:
Business loans (1)	2,271,768	2,250,108	2,211,857
One-to-four family and cooperative/condominium apartment	892,869	855,980	773,321
Multifamily residential and residential mixed-use (2)(3)	4,102,024	4,132,358	4,026,826
Non-owner-occupied commercial real estate	3,374,281	3,406,232	3,317,485
Acquisition, development and construction	203,402	225,580	229,663
Other loans	6,267	6,157	7,679
Allowance for credit losses	(72,563)	(75,646)	(83,507)
Total loans held for investment, net	10,778,048	10,800,769	10,483,324
Premises and fixed assets, net	45,064	45,890	46,749
Restricted stock	90,085	104,724	88,745
Bank Owned Life Insurance ("BOLI")	347,400	337,083	333,292
Goodwill	155,797	155,797	155,797
Other intangible assets	5,409	5,758	6,484
Operating lease assets	55,600	54,931	57,857
Derivative assets	177,369	147,740	154,485
Accrued interest receivable	53,608	51,787	48,561
Other assets	109,202	146,692	108,945
Total assets	$13,651,405	$13,802,862	$13,189,921
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$2,935,156	$2,884,184	$3,449,763
Interest-bearing checking	630,686	960,465	827,454
Savings (excluding mortgage escrow deposits)	2,309,440	2,275,008	2,259,909
Money market	3,211,197	2,801,652	2,532,270
Certificates of deposit	1,442,299	1,530,749	1,115,364
Deposits (excluding mortgage escrow deposits)	10,528,778	10,452,058	10,184,760
Non-interest-bearing mortgage escrow deposits	107,545	70,431	69,455
Interest-bearing mortgage escrow deposits	223	203	192
Total mortgage escrow deposits	107,768	70,634	69,647
FHLBNY advances	1,123,000	1,448,000	1,131,000
Other short-term borrowings	—	—	1,360
Subordinated debt, net	200,218	200,240	200,283
Derivative cash collateral	185,620	140,160	153,040
Operating lease liabilities	58,281	57,547	60,340
Derivative liabilities	160,712	131,130	137,335
Other liabilities	82,684	100,590	82,573
Total liabilities	12,447,061	12,600,359	12,020,338
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	416	416	416
Additional paid-in capital	494,470	493,955	495,410
Retained earnings	808,235	804,532	762,762
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(106,913)	(104,385)	(94,379)
Unearned equity awards	(10,170)	(11,746)	(8,078)
Treasury stock, at cost	(98,263)	(96,838)	(103,117)
Total stockholders' equity	1,204,344	1,202,503	1,169,583
Total liabilities and stockholders' equity	$13,651,405	$13,802,862	$13,189,921

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Interest income:
Loans	$142,995	$138,310	$106,306	$409,744	$285,828
Securities	7,916	7,914	7,374	24,261	21,572
Other short-term investments	6,930	5,867	847	16,599	1,956
Total interest income	157,841	152,091	114,527	450,604	309,356
Interest expense:
Deposits and escrow	62,507	52,616	10,154	152,395	16,416
Borrowed funds	16,925	17,759	3,483	50,855	9,334
Derivative cash collateral	1,930	1,497	452	4,904	547
Total interest expense	81,362	71,872	14,089	208,154	26,297
Net interest income	76,479	80,219	100,438	242,450	283,059
Provision (recovery) for credit losses	1,806	892	6,587	(950)	5,039
Net interest income after provision (recovery)	74,673	79,327	93,851	243,400	278,020
Non-interest income:
Service charges and other fees	3,963	4,856	3,866	12,633	12,261
Title fees	291	246	474	829	1,578
Loan level derivative income	783	2,437	549	6,353	2,240
BOLI income	2,317	2,852	2,177	7,332	8,159
Gain on sale of SBA loans	335	210	211	1,061	1,176
Gain on sale of residential loans	21	34	54	103	393
Loss on equity securities	(299)	(780)	—	(1,079)	—
Net (loss) gain on sale of securities and other assets	(22)	—	1,397	(1,469)	1,397
Other	539	550	634	1,571	1,485
Total non-interest income	7,928	10,405	9,362	27,334	28,689
Non-interest expense:
Salaries and employee benefits	30,520	29,900	29,188	87,054	88,476
Severance	8,562	481	—	9,068	2,193
Occupancy and equipment	7,277	7,144	7,884	21,794	22,864
Data processing costs	4,309	4,197	3,434	12,744	11,152
Marketing	2,079	1,488	1,531	5,016	4,341
Professional services	1,277	1,676	2,116	4,876	6,238
Federal deposit insurance premiums	1,866	1,874	800	5,613	3,100
Loss on extinguishment of debt	—	—	—	—	740
Amortization of other intangible assets	349	349	431	1,075	1,447
Other	3,284	5,077	2,918	11,944	9,477
Total non-interest expense	59,523	52,186	48,302	159,184	150,028
Income before taxes	23,078	37,546	54,911	111,550	156,681
Income tax expense	8,093	10,048	15,430	31,764	44,184
Net income	14,985	27,498	39,481	79,786	112,497
Preferred stock dividends	1,822	1,822	1,822	5,465	5,465
Net income available to common stockholders	$13,163	$25,676	$37,659	$74,321	$107,032
Earnings per common share ("EPS"):
Basic	$0.34	$0.66	$0.98	$1.92	$2.74
Diluted	$0.34	$0.66	$0.98	$1.92	$2.74

Average common shares outstanding for diluted EPS	38,203,961	38,175,993	38,165,681	38,177,704	38,678,894

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Per Share Data:
Reported EPS (Diluted)	$0.34	$0.66	$0.98	$1.92	$2.74
Cash dividends paid per common share	0.25	0.25	0.24	0.74	0.72
Book value per common share	28.03	27.99	26.55	28.03	26.55
Tangible common book value per share (1)	23.87	23.82	22.34	23.87	22.34
Tangible common book value per share excluding AOCI (1)	26.63	26.51	24.75	26.63	24.75
Common shares outstanding	38,811	38,803	38,572	38,811	38,572
Dividend payout ratio	73.53%	37.88%	24.49%	38.54%	26.28%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	0.44%	0.81%	1.26%	0.78%	1.22%
Return on average equity	4.91	9.03	13.56	8.78	12.83
Return on average tangible common equity (1)	5.69	11.04	17.15	10.73	16.20
Net interest margin	2.34	2.50	3.38	2.52	3.29
Non-interest expense to average assets	1.73	1.53	1.54	1.56	1.63
Efficiency ratio	70.5	57.6	44.0	59.0	48.1
Effective tax rate	35.07	26.76	28.10	28.48	28.20

Balance Sheet Data:
Average assets	$13,759,493	$13,658,068	$12,550,626	$13,623,570	$12,292,051
Average interest-earning assets	12,984,061	12,888,522	11,782,361	12,853,701	11,511,149
Average tangible common equity (1)	943,805	940,054	885,182	933,072	889,044
Loan-to-deposit ratio at end of period (2)	102.0	103.4	96.5	102.0	96.5

Capital Ratios and Reserves - Consolidated: (3)
Tangible common equity to tangible assets (1)	6.87%	6.78%	6.77%
Tangible common equity excluding AOCI to tangible assets (1)	7.66	7.54	7.45
Tangible equity to tangible assets (1)	7.73	7.63	7.69
Tangible equity excluding AOCI to tangible assets (1)	8.53	8.40	8.36
Tier 1 common equity ratio	9.67	9.44	9.13
Tier 1 risk-based capital ratio	10.76	10.50	10.25
Total risk-based capital ratio	13.33	13.06	12.98
Tier 1 leverage ratio	8.38	8.42	8.61
Consolidated CRE concentration ratio (4)	547	555	555
Allowance for credit losses/ Total loans	0.67	0.70	0.81
Allowance for credit losses/ Non-performing loans	311.16	273.42	199.45

(1)    See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.

(2)    Total deposits include mortgage escrow deposits, which fluctuate seasonally.

(3)	September 30, 2023 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

(4)   The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. September 30, 2023 amounts are preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans (1)	$2,260,203	$38,384	6.74%	$2,259,769	$36,715	6.52%	$2,013,897	$26,153	5.15%
One-to-four family residential, including condo and coop	879,688	9,165	4.13	828,324	8,661	4.19	706,144	6,294	3.54
Multifamily residential and residential mixed-use	4,114,476	46,099	4.45	4,125,119	45,123	4.39	3,831,747	36,423	3.77
Non-owner-occupied commercial real estate	3,382,927	44,184	5.18	3,337,689	42,559	5.11	3,119,262	33,168	4.22
Acquisition, development, and construction	222,039	5,075	9.07	220,795	5,149	9.35	251,426	4,108	6.48
Other loans	6,156	88	5.67	6,536	103	6.32	10,566	160	6.01
Securities	1,619,960	7,916	1.94	1,642,057	7,914	1.93	1,666,398	7,374	1.76
Other short-term investments	498,612	6,930	5.51	468,233	5,867	5.03	182,921	847	1.84
Total interest-earning assets	12,984,061	157,841	4.82%	12,888,522	152,091	4.73%	11,782,361	114,527	3.86%
Non-interest-earning assets	775,432			769,546			768,265
Total assets	$13,759,493			$13,658,068			$12,550,626

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (2)	$786,892	$2,896	1.46%	$952,424	$3,081	1.30%	$833,386	$970	0.46%
Money market	2,975,267	24,275	3.24	2,713,816	18,284	2.70	2,651,459	2,046	0.31
Savings (2)	2,342,424	20,316	3.44	2,279,670	17,376	3.06	2,243,887	4,951	0.88
Certificates of deposit	1,494,491	15,020	3.99	1,546,257	13,875	3.60	988,827	2,187	0.88
Total interest-bearing deposits	7,599,074	62,507	3.26	7,492,167	52,616	2.82	6,717,559	10,154	0.60
FHLBNY advances	1,250,717	14,370	4.56	1,327,121	15,206	4.60	166,739	430	1.02
Subordinated debt, net	200,232	2,553	5.06	200,254	2,553	5.11	200,320	2,553	5.06
Other short-term borrowings	120	2	6.61	814	—	—	75,975	500	2.61
Total borrowings	1,451,069	16,925	4.63	1,528,189	17,759	4.66	443,034	3,483	3.12
Derivative cash collateral	156,795	1,930	4.88	120,542	1,497	4.98	111,325	452	1.61
Total interest-bearing liabilities	9,206,938	81,362	3.51%	9,140,898	71,872	3.15%	7,271,918	14,089	0.77%
Non-interest-bearing checking (2)	3,065,186			3,043,899			3,894,093
Other non-interest-bearing liabilities	265,559			254,826			219,883
Total liabilities	12,537,683			12,439,623			11,385,894
Stockholders' equity	1,221,810			1,218,445			1,164,732
Total liabilities and stockholders' equity	$13,759,493			$13,658,068			$12,550,626
Net interest income		$76,479			$80,219			$100,438
Net interest rate spread			1.31%			1.58%			3.09%
Net interest margin			2.34%			2.50%			3.38%
Deposits (including non-interest-bearing checking accounts) (2)	$10,664,260	$62,507	2.33%	$10,536,066	$52,616	2.00%	$10,611,652	$10,154	0.38%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Includes mortgage escrow deposits.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Quality Detail	2023	2023	2022
Non-performing loans ("NPLs")
Business loans (1)	$19,555	$23,470	$34,706
One-to-four family residential, including condominium and cooperative apartment	2,874	3,305	3,219
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	15	15	2,499
Acquisition, development, and construction	657	657	657
Other loans	219	220	—
Total Non-accrual loans	$23,320	$27,667	$41,081
Total Non-performing assets ("NPAs")	$23,320	$27,667	$41,081

Loans 90 days delinquent and accruing ("90+ Delinquent")
Business loans	$—	$—	$2,781
One-to-four family residential, including condominium and cooperative apartment	—	—	—
Multifamily residential and residential mixed-use	—	—	—
Non-owner-occupied commercial real estate	—	—	—
Acquisition, development, and construction	—	—	—
Other loans	—	—	—
90+ Delinquent	$—	$—	$2,781

NPAs and 90+ Delinquent	$23,320	$27,667	$43,862

NPAs and 90+ Delinquent / Total assets	0.17%	0.20%	0.34%
Net charge-offs ("NCOs")	$4,864	$3,679	$3,932
NCOs / Average loans (2)	0.18%	0.14%	0.16%

(1)     Business loans include commercial and industrial loans, owner-occupied commercial real estate loans and PPP loans.

(2)     Calculated based on annualized NCOs to average loans, excluding loans held for sale.

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with loss on equity securities, net loss on sale of securities and other assets, severance and loss on extinguishment of debt:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$13,163	$25,676	$37,659	$74,321	$107,032
Adjustments to net income (1):
Loss on equity securities	299	780	—	1,079	—
Net loss (gain) on sale of securities and other assets	22	—	(1,397)	1,469	(1,397)
Severance	8,562	481	—	9,068	2,193
Loss on extinguishment of debt	—	—	—	—	740
Income tax effect of adjustments and other tax adjustments	(176)	(373)	440	(985)	145
Adjusted net income available to common stockholders (non-GAAP)	$21,870	$26,564	$36,702	$84,952	$108,713

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.56	$0.68	$0.95	$2.19	$2.78
Adjusted return on average assets	0.69%	0.83%	1.23%	0.88%	1.24%
Adjusted return on average equity	7.76	9.32	13.23	9.95	13.02
Adjusted return on average tangible common equity	9.38	11.42	16.72	12.25	16.45
Adjusted non-interest expense to average assets	1.48	1.51	1.53	1.46	1.58
Adjusted efficiency ratio	59.7	56.2	44.2	54.7	46.9

(1)    Adjustments to net income are taxed at the Company's statutory tax rate of approximately 30% unless otherwise noted.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Operating expense as a % of average assets - as reported	1.73%	1.53%	1.54%	1.56%	1.63%
Loss on extinguishment of debt	—	—	—	—	(0.01)
Severance	(0.25)	(0.01)	—	(0.09)	(0.02)
Amortization of other intangible assets	—	(0.01)	(0.01)	(0.01)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.48%	1.51%	1.53%	1.46%	1.58%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Efficiency ratio - as reported (non-GAAP) (1)	70.5%	57.6%	44.0%	59.0%	48.1%
Non-interest expense - as reported	$59,523	$52,186	$48,302	$159,184	$150,028
Severance	(8,562)	(481)	—	(9,068)	(2,193)
Loss on extinguishment of debt	—	—	—	—	(740)
Amortization of other intangible assets	(349)	(349)	(431)	(1,075)	(1,447)
Adjusted non-interest expense (non-GAAP)	$50,612	$51,356	$47,871	$149,041	$145,648
Net interest income - as reported	$76,479	$80,219	$100,438	$242,450	$283,059
Non-interest income - as reported	$7,928	$10,405	$9,362	$27,334	$28,689
Loss on equity securities	299	780	—	1,079	—
Net loss (gain) on sale of securities and other assets	22	—	(1,397)	1,469	(1,397)
Loss on termination of derivatives	—	—	—	—	—
Adjusted non-interest income (non-GAAP)	$8,249	$11,185	$7,965	$29,882	$27,292
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$84,728	$91,404	$108,403	$272,332	$310,351
Adjusted efficiency ratio (non-GAAP) (2)	59.7%	56.2%	44.2%	54.7%	46.9%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	September 30,	June 30,	September 30,
	2023	2023	2022
Reconciliation of Tangible Assets:
Total assets	$13,651,405	$13,802,862	$12,885,903
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(5,409)	(5,758)	(6,915)
Tangible assets (non-GAAP)	$13,490,199	$13,641,307	$12,723,191

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,204,344	$1,202,503	$1,140,791
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(5,409)	(5,758)	(6,915)
Tangible equity (non-GAAP)	1,043,138	1,040,948	978,079
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$926,569	$924,379	$861,510

Tangible common equity (non-GAAP)	$926,569	$924,379	$861,510
AOCI, net of deferred taxes	106,913	104,385	93,036
Tangible common equity excluding AOCI (non-GAAP)	$1,033,482	$1,028,764	$954,546

Tangible equity (non-GAAP)	$1,043,138	$1,040,948	$978,079
AOCI, net of deferred taxes	106,913	104,385	93,036
Tangible equity excluding AOCI (non-GAAP)	$1,150,051	$1,145,333	$1,071,115

Common shares outstanding	38,811	38,803	38,572

Tangible common equity to tangible assets (non-GAAP)	6.87%	6.78%	6.77%
Tangible common equity excluding AOCI to tangible assets (non-GAAP)	7.66	7.54	7.45
Tangible equity to tangible assets (non-GAAP)	7.73	7.63	7.69
Tangible equity excluding AOCI to tangible assets (non-GAAP)	8.53	8.40	8.36

Book value per share	$28.03	$27.99	$26.55
Tangible common book value per share (non-GAAP)	23.87	23.82	22.34
Tangible common book value per share excluding AOCI (non-GAAP)	26.63	26.51	24.75